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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 June 20, 1997
               Date of Report (Date of earliest event reported)



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                            WASTE MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

                                 DELAWARE
                (State or other jurisdiction of incorporation)


        1-7327                                            36-2660763
(Commission File Number)                       (IRS Employer Identification No.)

3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS                   60521
 (Address of principal executive offices)                  (Zip code)


                                (630) 572-8800
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.

     On June 20, 1997, the registrant announced that its Board of Directors approved a cash offer to acquire all of the outstanding publicly held shares of Wheelabrator Technologies Inc. ("Wheelabrator") for $15.00 per share. The consideration represents an approximately 15 percent premium to the closing price of $13.00 per share of Wheelabrator common stock on the New York Stock Exchange on June 19, 1997. The registrant owns approximately 67 percent of Wheelabrator's approximately 157 million outstanding shares.

     The registrant said that the proposed transaction would take the form of a merger of a wholly owned subsidiary of the registrant into Wheelabrator. Under the proposal, the merger would be subject to the approval of a special committee of independent directors of Wheelabrator and the holders of a majority of the outstanding shares of Wheelabrator, other than shares held by the registrant, voting on it at a special meeting of Wheelabrator stockholders called for that purpose.

     The registrant indicated that its Board also weighed the acquisition of the public shares of its Waste Management International plc majority-owned subsidiary, but made the decision to defer indefinitely any consideration of such a transaction. Waste Management International plc is 80 percent owned by the registrant and its subsidiaries and 20 percent owned by public stockholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     There are no financial statements or pro forma financial information required to be filed as a part of this report, and there are no exhibits filed as part of this report.
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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WASTE MANAGEMENT, INC.



                                       By: /s/ Herbert A. Getz
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                                           Herbert A. Getz
                                           Senior Vice President

Dated: June 25, 1997